Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Corporation Announces Preliminary Unaudited Fourth Quarter and Year-end 2008 Financial Results

Company Expects to Meet or Exceed its Full-Year 2008 Guidance;
Provides Preliminary 2009 Guidance

WALTHAM, MA, February 5, 2009 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced preliminary unaudited financial results for the fourth quarter and year ended December 31, 2008.

Based on preliminary unaudited financial data and subject to the final closing of the Company’s books in March, Mac-Gray anticipates reporting:

•                  Revenue of approximately $95 million for the fourth quarter of 2008, and revenue of approximately $363 million for the full year 2008.

•                  For its facilities management division, the Company expects to report revenues of approximately $82 million for the fourth quarter and approximately $306 million for the year.

•                  Within its Product Sales division, Mac-Gray expects to report revenues of approximately $13 million for the fourth quarter and approximately $57 million for the year.

•                  Capital expenditures in the fourth quarter of approximately $3 million, totaling approximately $31 million for the year.

Based on the preliminary revenue numbers, Mac-Gray will meet or exceed its previously announced full-year 2008 guidance.

Comments on the Fourth Quarter

“We concluded 2008 with another strong quarter on every front,” said Stewart G. MacDonald, Mac-Gray’s chairman and chief executive officer.  “First, our laundry facilities business continued to demonstrate its resiliency despite the very challenging economic environment.  Second, the ALC assets we acquired in April are providing us with valuable operating density within four large markets, as well as several smaller ones.  Third, our Product Sales segment completed its second consecutive record year with growth in both commercial laundry equipment and MicroFridge sales.  Finally, as a result of our continued strong and predictable cash flow generation, we reduced our funded debt in the fourth quarter by approximately $13.6 million.

“Lowering our funded debt has been an ongoing priority for Mac-Gray.  In the nine months since acquiring ALC for $116 million, we have reduced our total funded debt by approximately $29 million.  Our ability to steadily service and reduce our debt level is a direct reflection of the inherent strength of our business model.  Consequently, we were able to cancel our unused $15 million unsecured credit facility ahead of schedule, which will enable us to further reduce our interest expense in 2009.  As of December 31, 2008, Mac-Gray had approximately $301 million in funded debt, with $138 million of that under our senior secured facility.”

Outlook and Financial Guidance

“Looking ahead, our priorities for 2009 will be to increase operating efficiencies, keep capital expenditure to the irreducible needs required to sustain the business, improve the profitability of accounts that come up for contract renewal, and continue to reduce our funded debt, thereby lowering our debt leverage ratios. We are encouraged about our prospects within our laundry facilities business, despite the ongoing economic turbulence.  We are not completely insulated from its effects as increased unemployment may ultimately translate into higher apartment vacancies and consequently lower usage of our equipment.  However, early signs indicate that we may be able to maintain flat laundry facilities revenue overall in 2009, as we rely on our 43-state footprint to provide us with a natural hedge against housing market fluctuations in particular geographic markets. Additionally, our disciplined sales and operational processes are designed to replace any facilities contracts that we choose to not renew with new business that delivers higher margins.

“For our Product Sales segment, we expect to see a decline from 2008’s record levels, with tight credit markets making financing a challenge for some of our potential customers, and capital equipment cutbacks by customers in all sectors also possibly influencing our sales compared to 2008.”

Based on existing market conditions, the Company’s current outlook for 2009 includes:

•                  laundry facilities management revenue in the range of $317 million to $327 million;

•                  product sales revenue in the range of $40 million to $45 million; and

•                  capital expenditures in the range of $32 million to $36 million, including laundry facilities management contract incentives.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to vacancy rates.  These estimates are subject to fluctuations as a result of a number of factors, and there can be no assurance that Mac-Gray’s actual results will not differ materially from the estimates set forth above.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages approximately 80,000 laundry rooms located in 43 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division. This division also includes Mac-Gray’s MicroFridge business, where Mac-Gray sells its proprietary MicroFridge line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug circuitry. MicroFridge and Maytag products bear the ENERGY STAR® designation. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Intelligent Laundry™ Solutions, Intelligent Laundry™ Systems, PrecisionWash™ and MaytagDirect™ are trademarks of Mac-Gray Corporation. LaundryView® and MicroFridge® are registered trademarks of Mac-Gray Corporation. All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s preliminary financial results for the fourth quarter and year ended December 31, 2008 and the Company’s projected financial results for the full year 2009, including estimates of laundry facilities management revenue, product sales revenue and capital expenditures.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to identify and successfully acquire laundry facility business, successfully integrate acquired assets and operations, and service the increased debt incurred to finance acquisitions, as well as the risks that the Company will incur unanticipated costs related to the acquired operations or not realize expected revenues, synergies and cost savings, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

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